UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 15, 2010 (March 15, 2010)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

(a)           On March 15, 2010, Reis, Inc. (the “Company”) issued a press release (the “Earnings Release”) regarding its financial results for the fourth quarter and year ended December 31, 2009. A copy of the Earnings Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference.

The Earnings Release includes disclosure of non-GAAP financial measures.  In the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s 2009 Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010, as well as in the Earnings Release (both of which are available at the Investor Relations portion of the Company’s website at www.reis.com), the Company includes cautionary language about the use of EBITDA and Adjusted EBITDA as non-GAAP measures and presents reconciliations of net income to EBITDA and Adjusted EBITDA for the periods discussed therein.

The information contained in this Item 2.02, including the related information set forth in the Earnings Release, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Dated March 15, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

		By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	March 15, 2010

3

Exhibit Index

99.1	Press Release Dated March 15, 2010.

4

Exhibit 99.1

FOR IMMEDIATE RELEASE: Reis, Inc. Announces Fourth Quarter and Annual 2009 Results Reis Services Profitability Remains High; Fourth Quarter and Trailing Twelve Month Renewal Rates Continue to Improve

NEW YORK, March 15, 2010: Reis, Inc. (NASDAQ:REIS) (“Reis” or the “Company”), a leading provider of commercial real estate market information and analytical tools, announced its financial results and operational achievements for the fourth quarter and year ended December 31, 2009.

Results and Performance

Reis presents financial information for its two operating segments: the Reis Services segment, which is our primary business of real estate information services; and the Residential Development Activities segment, which business we are in the process of exiting.

Financial Results Summary

Consolidated revenues for the three months ended December 31, 2009 were $6,178,786 compared to $8,358,917 for the three months ended December 31, 2008. During the fourth quarter of 2009, revenue was comprised of subscription revenue (from the Reis Services segment) of $5,826,285 and revenue from sales of residential units of $352,501. During the 2008 period, consolidated revenue was comprised of subscription revenue of $6,411,015 and revenue from sales of residential units of $1,947,902.

On a consolidated basis, the Company reported net income of $358,497, or $0.03 per basic and diluted share, for the three months ended December 31, 2009.  For the three months ended December 31, 2008, the Company’s consolidated net (loss) was $(8,743,707), or $(0.80) per basic and diluted share.

For the year ended December 31, 2009 and 2008, consolidated revenues were $30,951,423 and $47,621,066, respectively. During 2009, consolidated revenue was comprised of subscription revenue (from the Reis Services segment) of $23,891,683 and revenue from sales of residential units of $7,059,740. During 2008, consolidated revenue was comprised of subscription revenue of $25,851,168 and revenue from sales of residential units of $21,769,898.

For the year ended December 31, 2009, the Company’s consolidated net income was $1,004,112, or $0.09 per basic and diluted share. For the year ended December 31, 2008, the Company’s consolidated net (loss) was $(7,480,381), or $(0.68) and $(0.71) per basic and diluted share, respectively.

Reis Services EBITDA and Revenue

Management uses EBITDA (earnings before interest, taxes, depreciation and amortization) to monitor and assess Reis Services’s performance and believes it is helpful to investors in understanding Reis Services’s business (see Reconciliations of Net Income to EBITDA and Adjusted EBITDA below).

Reis Services’s EBITDA was $2,379,000 and the EBITDA margin was 40.8% during the fourth quarter of 2009.  During the fourth quarter of 2008, EBITDA was $3,026,000 and the EBITDA margin was 47.2%.  During the third quarter of 2009, EBITDA was $2,586,000 and the EBITDA margin was 44.6%.  Reis Services’s EBITDA was $10,721,000 and $11,541,000 for the years ended December 31, 2009 and 2008, respectively, with EBITDA margins of 44.9% and 44.6%, respectively.

The fourth quarter of 2009 was the Company’s best quarter for contracts signed since the fourth quarter of 2007. These contracts represent the dollar value of subscriptions for the first 12 months of each contract.  Generally, contracts will be turned into revenue over the following 12 months. The impact of fourth quarter 2009 contracts on revenue in the fourth quarter was minimal.

The net effect of price increases and decreases on renewals negatively impacted full year 2009 revenue.  Beginning in September 2008, contract price increases on renewals were constrained due to usage reductions at certain customers as well as budgetary pressures, predominantly among customers in the banking industry.  Our pricing model is based on actual and projected usage; we believe it is generally not as susceptible to downturns and personnel reductions at our customers as a model based upon individual user licenses.  We generally impose contractual restrictions limiting our immediate exposure to revenue reductions due to mergers and consolidations.  However, we have been and we may in the future be impacted by consolidation among our customers and potential customers, or in the event that customers enter bankruptcy or otherwise go out of business.

The revenue decreases referred to above are driven by the cumulative impact of declines in Reis Services’s renewal rates over the past 18 months. Our overall renewal rate was 86% for the year ended December 31, 2009, up from 83% for the twelve months ended September 30, 2009 and approaching the overall renewal rate of 88% for the year ended December 31, 2008.  The increase in the trailing twelve month renewal rate was driven by an increase in the quarterly renewal rate, which improved from 80% overall and 83% for institutional customers in the second quarter of 2009 to 88% overall and 89% for institutional customers in the third quarter of 2009 and further improved in the fourth quarter of 2009 to 89% overall and 90% for institutional customers.  This consecutive quarter over quarter increase in renewal rates was the first such increase since the beginning of the market downturn in 2008.  As noted above, there is a delay between these positive changes in renewal rates and contract signings and the recognition of revenue from those contracts in Reis Services’s statements of operations.

Lloyd Lynford, CEO of Reis, stated, “During the worst of the recession, Reis Services’s products and business model more than held their own. I am pleased to report that our information services segment posted a record EBITDA margin during fiscal 2009 on a modest decline in revenue. We look forward to putting the worst of the business cycle behind us and making the strategic investments during 2010 that will reignite long term top and bottom line growth.”

Consolidated Balance Sheet Information

At December 31, 2009, Reis had consolidated assets of approximately $112,204,000, including approximately $22,735,000 of cash and cash equivalents, approximately $38,884,000 of consolidated liabilities (primarily comprised of $19,250,000 of outstanding acquisition debt and $12,193,000 of deferred revenue) and consolidated stockholders’ equity of approximately $73,321,000 or $7.05 per common share based upon 10,398,329 shares outstanding. Officers and directors of Reis beneficially own approximately 27.0% of the common shares outstanding.

Operational and Financial Highlights Following are recent operational and financial highlights for Reis:

●
The February 2010 expansion of our custom research and advisory services, which enhances Reis’s ability to provide economic, market and investment advisory services, perform portfolio reviews, deliver custom data feeds, and conduct client-specific surveys of markets and property types that may not fall within the Company’s standard coverage areas;

●	The fourth quarter of 2009 was the Company’s best quarter for contracts signed since the fourth quarter of 2007;
●
Improvements in annual renewal rates during 2009 to 86% for the year ended December 31, 2009, as well as an increase in the quarterly renewal rate which improved to 89% overall and 90% for institutional customers in the fourth quarter of 2009;

●
The February 24, 2010 sale of our project in Claverack, New York for a gross sales price of $2,750,000.  The sale included two model homes, amenities, 46 additional lots and $450,000 of cash collateralizing certain road completion obligations;

●	Further de-levering of the Company, as during 2009 we repaid total debt of $8,767,000, including all debt related to the real estate.
●	On a consolidated basis, we are net cash positive by $3,272,000, as our cash balance at December 31, 2009 of $22,735,000 was in excess of our debt balance of $19,463,000; and
●
Continued repurchases of Reis common stock pursuant to our stock repurchase plan. From the inception of the share repurchase program in December 2008 through March 10, 2010, the Company purchased an aggregate of 683,789 shares of common stock at an average price of $4.32 per share, for an aggregate of approximately $2,953,000 (leaving approximately $47,000 that may be used to purchase additional shares under the program).  To date, the Company has repurchased approximately 6.2% of the common shares outstanding at the time of the Board’s initial authorization in December 2008.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, impairment losses on real estate assets and stock based compensation. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, senior management uses EBITDA and Adjusted EBITDA to measure operational and management performance. Management believes that EBITDA and Adjusted EBITDA are appropriate metrics that may be used by investors as supplemental financial measures to be considered in addition to the reported GAAP basis financial information to assist investors in evaluating and understanding the Company’s business from year to year or period to period, as applicable. Further, these measures provide the reader with the ability to understand our operational performance while isolating non-cash charges, such as depreciation and amortization expenses, as well as other non-operating items, such as interest income, interest expense and income taxes and, in the case of Adjusted EBITDA, isolates non-cash charges for impairment losses on real estate assets and stock based compensation. Management also believes that disclosing EBITDA and Adjusted EBITDA will provide better comparability to other companies in Reis Services’s type of business. However, investors should not consider these measures in isolation or as substitutes for net income (loss), operating income (loss), or any other measure for determining operating performance that is calculated in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. Reconciliations of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measure, net income (loss), follow for each identified period:

(amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA for the Three Months Ended December 31, 2009	Reis Services	Residential Development Activities and Other*	Consolidated

Net income			$358
Income tax (benefit)			(507)
Income (loss) before income taxes	$1,020	$(1,169)	(149)
Add back:
Depreciation and amortization expense	1,250	9	1,259
Interest expense (income), net	109	(13)	96
EBITDA	2,379	(1,173)	1,206
Add back:
Stock based compensation expense, net	—	357	357
Adjusted EBITDA	$2,379	$(816)	$1,563

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for the Year Ended December 31, 2009	Reis Services	Residential Development Activities and Other*	Consolidated

Net income			$1,004
Income tax expense			6
Income (loss) before income taxes	$5,397	$(4,387)	1,010
Add back:
Depreciation and amortization expense	4,916	69	4,985
Interest expense (income), net	408	(31)	377
EBITDA	10,721	(4,349)	6,372
Add back:
Stock based compensation expense, net	—	1,570	1,570
Adjusted EBITDA	$10,721	$(2,779)	$7,942

Reconciliation of Net (Loss) to EBITDA and Adjusted EBITDA for the Three Months Ended December 31, 2008	Reis Services	Residential Development Activities and Other*	Consolidated

Net (loss)			$(8,743)
Income tax (benefit)			(243)
Income (loss) before income taxes	$1,593	$(10,579)	(8,986)
Add back:
Depreciation and amortization expense	1,192	31	1,223
Interest expense (income), net	241	6	247
EBITDA	3,026	(10,542)	(7,516)
Add back:
Impairment loss on real estate assets	—	9,708	9,708
Stock based compensation expense, net	—	154	154
Adjusted EBITDA	$3,026	$(680)	$2,346

(amounts in thousands)
Reconciliation of Net (Loss) to EBITDA and Adjusted EBITDA for the Year Ended December 31, 2008	Reis Services	Residential Development Activities and Other*	Consolidated

Net (loss)			$(7,480)
Income tax (benefit)			(1,108)
Income (loss) before income taxes	$5,938	$(14,526)	(8,588)
Add back:
Depreciation and amortization expense	4,500	213	4,713
Interest expense (income), net	1,103	(485)	618
EBITDA	11,541	(14,798)	(3,257)
Add back:
Impairment loss on real estate assets	—	9,708	9,708
Stock based compensation expense, net	—	1,041	1,041
Adjusted EBITDA	$11,541	$(4,049)	$7,492

Reconciliation of Net (Loss) to EBITDA and Adjusted EBITDA for the Three Months Ended September 30, 2009	Reis Services	Residential Development Activities and Other*	Consolidated

Net (loss)			$(162)
Income tax (benefit)			(70)
Income (loss) before income taxes	$1,263	$(1,495)	(232)
Add back:
Depreciation and amortization expense	1,217	8	1,225
Interest expense (income), net	106	(8)	98
EBITDA	2,586	(1,495)	1,091
Add back:
Stock based compensation expense, net	—	559	559
Adjusted EBITDA	$2,586	$(936)	$1,650

*	Includes Gold Peak, East Lyme, Claverack, the Company’s other developments and corporate level income and expenses.

Residential Development Activities At December 31, 2009, the Company’s residential development activities and other investments were comprised of the following:

●	The Orchards, a single family home development in East Lyme, Connecticut, upon which the Company could build 161 single family homes on 224 acres, which we refer to as East Lyme. Sales commenced in June 2006 and an aggregate of 39 homes and lots (28 homes and 11 lots) were sold as of December 31, 2009. At December 31, 2009, the remaining inventory included one home, two improved lots and 119 fully approved lots.
●
The Stewardship, a single family home development in Claverack, New York, which is subdivided into 48 developable single family home lots on 235 acres and includes two model homes and substantially completed infrastructure and amenities, which we refer to as Claverack.  On February 24, 2010, this property was sold.

The following table presents Gold Peak and East Lyme sales information for the respective periods:

	For the Year Ended		Project Total
	December 31,		Through
	2009	2008	December 31, 2009
Gold Peak:
Number of units sold	20	54	259
Gross sales proceeds	$4,973,000	$16,469,000	$77,410,000

East Lyme:
Number of homes and lots sold	6	14	39
Gross sales proceeds	$2,087,000	$5,300,000	$20,774,000

The Company is working with local and regional brokers related to the East Lyme bulk sale initiative.  There can be no assurance that the Company will be able to sell the home in inventory, or any or all of the remaining lots, individually or in bulk, at acceptable prices, or within a specific time period, or at all.  None of the Company’s remaining real estate assets is encumbered by debt.

On February 24, 2010, the Company sold the Claverack project in a bulk transaction for a gross sales price of $2,750,000, which included two model homes, amenities, 46 additional lots and $450,000 of cash collateralizing certain road completion obligations.  Net cash received at closing, after expenses, aggregated approximately $2,187,000.  The remaining $450,000 of the purchase price will be payable by the purchaser in one year (or earlier if the road bond is released) and is secured by the outstanding road bond and a mortgage on the property.  As a result of this transaction, the Company expects to record a gain of approximately $150,000 in the first quarter of 2010.

Investor Conference Call

The Company will host a conference call on Monday, March 15, 2010, at 10:30 AM (EDT). This call is for the benefit of existing and prospective stockholders, stock analysts, and other interested parties to discuss the fourth quarter and annual 2009 results and other matters. The Company has a policy of not providing quarterly or annual guidance.

The dial-in number from inside the U.S. or Canada for this teleconference is (877) 390-5537.  The dial-in number for outside the U.S. and Canada is (760) 666-3763.  A replay of the conference call will be available from shortly after the conference call through midnight (EDT) on March 29, 2010 by dialing (800) 642-1687 from inside the U.S. or Canada or (706) 645-9291 from outside the U.S. and Canada, and referring to the conference ID: 60965564.  An audio webcast of the conference call will also be available on Reis’s website at www.reis.com/events and will remain on the website for a period of time following the call.

About Reis

The Company’s primary business is providing commercial real estate market information and analytical tools for its customers, through its Reis Services subsidiary.  Reis Services, including its predecessors, was founded in 1980.  Reis maintains a proprietary database containing detailed information on commercial properties in metropolitan markets and neighborhoods throughout the U.S.  The database contains information on apartment, office, retail and industrial properties and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, Reis data is used by debt and equity investors to assess, quantify and manage the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

Reis’s flagship product is Reis SE, which provides online access via a web browser to commercial real estate information and analytical tools designed to facilitate debt and equity transactions as well as ongoing evaluations. In addition to trend and forecast analysis at metropolitan and neighborhood levels, the product offers detailed building-specific information such as rents, vacancy rates, lease terms, property sales, new construction listings and property valuation estimates. Reis SE is designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers and builders, banks and non-bank lenders, and equity investors, all of whom require access to information on both the performance and pricing of assets, including detailed data on market transactions, supply, absorption, rents and sale prices. This information is critical to all aspects of valuing assets and financing their acquisition, development and construction.

For more information regarding Reis’s products and services, visit www.reis.com.

Reis acquired the Reis Services business by merger in May 2007.  Prior to May 2007, Reis operated as Wellsford Real Properties, Inc.  Its primary operating activities immediately prior to the merger were the development, construction and sale of its three residential projects and its approximate 23% ownership interest in the Reis Services business. The Company completed the sale of the remaining units at its Colorado project in 2009 and sold its Claverack, New York project in February 2010.  In addition, the Company ceased building new homes in 2008 and is seeking to exit the residential development business by selling its East Lyme, Connecticut project in bulk, in order to focus solely on the Reis Services business.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to the Company’s or management’s outlook or expectations for earnings, revenues, expenses, asset quality, or other future financial or business performance, strategies, prospects or expectations, or the impact of legal, regulatory or supervisory matters on our business, operations or performance. Specifically, forward-looking statements may include:

●	statements relating to future services and product development of the Reis Services segment;

●	statements relating to future sales of the Company’s remaining real estate assets;

●
statements relating to future business prospects, potential acquisitions, revenue, expenses, income (loss), cash flows, valuation of assets and liabilities and other business metrics of the Company and its businesses, including EBITDA and Adjusted EBITDA; and

●
statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions relating to future periods.

Forward-looking statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made certain assumptions. Future performance cannot be assured. Actual results may differ materially from those contemplated by the forward-looking statements. Some factors that could cause actual results to differ include:

●	revenues may be lower than expected;

●	the inability to retain and increase the Company’s customer base;

●	additional adverse changes in the real estate industry and the local market in which the Company has property;

●	inability to dispose of our remaining residential real estate at expected prices or at all;

●	inability to execute properly on new products and services, or failure of customers to accept these products and services;

●	competition;

●	the inability to attract and retain sales and senior management personnel;

●	difficulties in protecting the security, confidentiality, integrity and reliability of the Company’s data;

●	changes in accounting policies or practices;

●	legal and regulatory issues; and

●
the risk factors listed under “Item 1A. Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 15, 2010.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Press Contact:	Mark P. Cantaluppi Vice President, Chief Financial Officer Reis, Inc. (212) 921-1122

Financial Information

The following financial information should be read in conjunction with Reis’s consolidated financial statements and the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are included in Reis’s annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 15, 2010.

REIS, INC. CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$22,735,240	$24,151,720
Restricted cash and investments	1,507,193	3,081,469
Receivables, prepaid and other assets	7,430,446	5,944,607
Real estate assets	3,709,166	7,137,636
Total current assets	35,382,045	40,315,432
Furniture, fixtures and equipment, net	1,267,961	1,737,430
Intangible assets, net of accumulated amortization of $10,454,529 and $5,981,961, respectively	20,416,385	23,161,695
Goodwill	54,824,648	54,824,648
Other assets	313,389	398,334
Total assets	$112,204,428	$120,437,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of loans and other debt	$185,517	$189,136
Current portion of Bank Loan	7,933,332	3,500,000
Construction loans payable	—	5,077,333
Accrued expenses and other liabilities	6,317,480	5,521,687
Reserve for option liability	125,840	55,830
Deferred revenue	12,192,751	12,120,997
Total current liabilities	26,754,920	26,464,983
Non-current portion of Bank Loan	11,316,668	19,250,000
Other long-term liabilities	745,450	988,716
Deferred tax liability, net	66,580	66,580
Total liabilities	38,883,618	46,770,279
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.02 par value per share, 101,000,000 shares authorized, 10,398,329 and 10,988,623 shares issued and outstanding, respectively	207,966	219,772
Additional paid in capital	99,045,546	100,384,302
Retained earnings (deficit)	(25,932,702)	(26,936,814)
Total stockholders’ equity	73,320,810	73,667,260
Total liabilities and stockholders’ equity	$112,204,428	$120,437,539

REIS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
	(unaudited)
Revenue:
Subscription revenue	$5,826,285	$6,411,015	$23,891,683	$25,851,168
Revenue from sales of residential units	352,501	1,947,902	7,059,740	21,769,898
Total revenue	6,178,786	8,358,917	30,951,423	47,621,066
Cost of sales:
Cost of sales of subscription revenue	1,414,441	1,355,052	5,568,431	5,474,273
Cost of sales of residential units	330,665	1,248,170	4,986,222	18,253,496
Impairment loss on real estate assets	—	9,708,000	—	9,708,000
Total cost of sales	1,745,106	12,311,222	10,554,653	33,435,769
Gross profit	4,433,680	(3,952,305)	20,396,770	14,185,297
Operating expenses:
Sales and marketing	1,489,348	1,143,219	5,306,481	5,139,526
Product development	456,473	471,317	1,818,269	1,907,518
Property operating expenses	116,012	366,011	770,983	1,167,642
General and administrative expenses, inclusive of increases (reductions) attributable to stock based liability amounts of $17,680, $(143,509), $139,353 and $(415,728), respectively	2,524,612	2,805,549	11,214,457	13,963,397
Total operating expenses	4,586,445	4,786,096	19,110,190	22,178,083
Other income (expenses):
Interest and other income	132,805	90,605	315,090	586,760
Interest expense	(128,543)	(338,911)	(591,558)	(1,182,355)
Total other income (expenses)	4,262	(248,306)	(276,468)	(595,595)
(Loss) income before income taxes	(148,503)	(8,986,707)	1,010,112	(8,588,381)
Income tax (benefit) expense	(507,000)	(243,000)	6,000	(1,108,000)
Net income (loss)	$358,497	(8,743,707)	$1,004,112	$(7,480,381)

Net income (loss) per common share:
Basic	$0.03	$(0.80)	$0.09	$(0.68)
Diluted	$0.03	$(0.80)	$0.09	$(0.71)

Weighted average number of common shares outstanding:
Basic	10,379,916	10,986,292	10,693,249	10,984,963
Diluted	10,738,889	11,149,068	10,920,822	11,131,620